EXHIBIT 99.5
                                POWER OF ATTORNEY

                     MASSMUTUAL SEPARATE INVESTMENT ACCOUNTS
                     ---------------------------------------


The Undersigned, John J. Pajak, President and Chief Operating Officer of Massachusetts Mutual Life Insurance Company("MassMutual"), does hereby constitute and appoint Lawrence V. Burkett, Jr., Thomas F. English, Richard M. Howe, and Michael Berenson, and each of them individually, as his true and lawful attorneys and agents.

The attorneys and agents shall have full power of substitution and to take any and all action and execute any and all instruments on the Undersigned's behalf as President and Chief Operating Officer of MassMutual that said attorneys and agents may deem necessary or advisable to enable MassMutual to comply with the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules, regulations, orders or other requirements of the Securities and Exchange Commission (the "Commission") thereunder. This power of attorney applies to the registration, under the 1933 Act and the 1940 Act, of shares of beneficial interest of MassMutual separate investment accounts (the "MassMutual Separate Accounts"). This power of attorney authorizes such attorneys and agents to sign the Undersigned's name on his behalf as President and Chief Operating Officer of MassMutual to the Registration Statements and to any instruments or documents filed or to be filed with the Commission under the 1933 Act and the 1940 Act in connection with such Registration Statements, including any and all amendments to such statements, documents or instruments of any MassMutual Separate Account, including but not limited to those listed below.

         MassMutual Separate Investment Account C
         Massachusetts Mutual Variable Annuity Fund 1
         Massachusetts Mutual Variable Annuity Fund 2
         Massachusetts Mutual Variable Annuity Separate Account 1 Massachusetts Mutual Variable Annuity Separate Account 2 Massachusetts Mutual Variable Annuity Separate Account 3 Massachusetts Mutual Variable Life Separate Account I Massachusetts Mutual Variable Life Separate Account II Panorama Separate Account
         CML Variable Annuity Account A
         CML Variable Annuity Account B
         CML Accumulation Annuity Account E
         Connecticut Mutual Variable Life Separate Account I CML/OFFITBANK Separate Account

The Undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the Undersigned has set his hand this 17th day of February, 1997.


/s/ John J. Pajak
------------------------------                 ---------------------------
John J. Pajak                                             Witness
President and Chief Operating Officer